As filed with the Securities and Exchange Commission on March 2, 2010

Registration No. 333-153459

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GULFMARK OFFSHORE, INC.
(Exact Name of Registrant as specified in its charter)
Delaware
(State of Other Jurisdiction of Incorporation or Organization)
76-0526032
(I.R.S. Employer Identification No.)
10111 Richmond Avenue, Suite 340
Houston, Texas 77042
(713) 963-9522
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Quintin V. Kneen	Copy to:
Executive Vice President	W. Garney Griggs, Esq.
GulfMark Offshore, Inc.	Strasburger & Price, LLP
10111 Richmond Avenue, Suite 340	1401 McKinney, Suite 2200
Houston, Texas 77042	Houston, Texas 77010
(713) 963-9522	(713) 951-5600
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement as converted by this Post-Effective Amendment No. 2.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☑	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

			Proposed maximum
	Amount to be	Proposed maximum	aggregate offering	Amount of
Title of each class of securities to be registered(8)	registered	offering price per unit	price	registration fee
Common Stock(1), Preferred Stock(2) Debt Securities(3), and Warrants to Purchase Common Stock(4)	(5)	(5)	$400,000,000(5)(6)	$15,720(7)
Total			$400,000,000	$15,720

(1)	Subject to note (5) below, we have registered an indeterminate number of shares of common stock that we may issue from time to time at indeterminate prices, including shares issuable upon conversion of preferred stock that is convertible into common stock, and including shares issuable upon exercise of warrants.

(2)	Subject to note (5) below, we have registered an indeterminate number of shares of preferred stock that we may issue from time to time at indeterminate prices. Shares of preferred stock may be convertible into shares of common stock.

(3)	Subject to note (5) below, we have registered an indeterminate amount of debt securities that we may issue from time to time at indeterminate prices.

(4)	Subject to note (5) below, we have registered an indeterminate number of warrants that we may issue from time to time at indeterminate prices entitling the holder to purchase shares of common stock.

(5)	Pursuant to General Instruction II.D of Form S-3 of the Securities Act of 1933, as amended (the “Securities Act”), the fee table does not need to specify by each class the amount registered, the proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(6)	Represents the principal amount of any debt securities issued at, or at a premium to, their principal amounts, and the issue price rather than the principal amount of any debt securities issued at an original issue discount; the liquidation preference of any preferred stock; the offering price of any common stock; the issue price of any warrants; and the exercise price of any warrants; all of which together will not exceed $400,000,000. Pursuant to Rule 457(o), the registration fee was calculated on the aggregate maximum offering price of the common stock, preferred stock, debt securities, and warrants.

(7)	The total filing fee was previously paid in connection with the filing on September 12, 2008, of Registration Statement on Form S-3ASR, Registration No. 333-153459 (the “Shelf Registration Statement”). The registration fee was calculated at the then statutory rate of $39.30 per $1,000,000 of securities registered. This Post-Effective Amendment No. 2 does not register any additional amount of securities. We are filing this Post-Effective Amendment No. 2 to convert the Shelf Registration Statement to a non-ASR registration statement on
Form S-3.

(8)	Pursuant to Rule 416, the Shelf Registration Statement, as previously amended and as amended hereby, also covers an indeterminate number of shares of common stock or preferred stock that may be issued as a result of stock splits, stock dividends, or similar transactions.
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTES
     On February 24, 2010, GulfMark Offshore, Inc., a Delaware corporation (the “Predecessor Registrant”), merged with and into its wholly owned subsidiary, New GulfMark Offshore, Inc., a Delaware corporation (the “Registrant”), pursuant to an agreement and plan of reorganization, dated as of October 14, 2009 (the “Reorganization Agreement”), with Registrant as the surviving corporation (such transaction, the “Reorganization”). The Reorganization was adopted by the requisite vote of stockholders at the special meeting of the stockholders of the Predecessor Registrant on February 23, 2010. At the effective time of the Reorganization, the Registrant changed its name from “New GulfMark Offshore, Inc.” to “GulfMark Offshore, Inc.” The business, operations, assets and liabilities of the Registrant immediately after the Reorganization were the same as business, operations, assets and liabilities of the Predecessor Registrant immediately prior to the Reorganization.
     At the effective time of the Reorganization and pursuant to the Reorganization Agreement, each outstanding and treasury share of the common stock of the Predecessor Registrant automatically converted into one share of Class A common stock of the Registrant, which is subject to certain transfer and ownership restrictions designed to protect our eligibility to transport merchandise and passengers for hire in U.S. territorial waters. The issuance of the shares of Class A common stock was registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Registrant’s registration statement on Form S-4 (File No. 333-162612), which was declared effective by the U.S. Securities and Exchange Commission on January 22, 2010. Shares of Class A common stock of the Registrant trade on the same exchange, the New York Stock Exchange, and under the same symbol, “GLF”, that the shares of the Predecessor Registrant’s common stock traded on and under prior to the Reorganization.
     The Predecessor Registrant filed Registration Statement on Form S-3ASR, Registration No. 333-153459, on September 12, 2008 (the “Shelf Registration Statement”). The Shelf Registration Statement provided for the offering by the Predecessor Registrant from time to time pursuant to Rule 415 under the Securities Act of any combination of the Predecessor Registrant’s common stock, preferred stock, debt securities, and/or warrants to purchase its common stock in one or more offerings of up to a total dollar amount of $400,000,000. On February 24, 2010, the Registrant filed Post-Effective Amendment No. 1 to the Shelf Registrant Statement in accordance with Rule 414(d) under the Securities Act, as successor to the Predecessor Registrant, to expressly adopt the Shelf Registration Statement (other than as set forth in Post-Effective Amendment No. 1 to the Shelf Registration Statement) as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.
     This Post-Effective Amendment No. 2 is being filed because, upon the filing of its Annual Report on Form 10-K for the year ended December 31, 2009, the Registrant no longer qualified as a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act). The reason the Registrant no longer qualified as a well-known seasoned issuer is because the worldwide market value of its outstanding voting and non-voting common equity held by non-affiliates was less than $700 million when calculated in accordance with Rule 405 of the Securities Act. Pursuant to Post-Effective Amendment No. 1 to the Shelf Registration Statement, the Registrant previously amended the Shelf Registration Statement so that it conformed to the requirements that apply to a registration statement on Form S-3 filed in reliance on General Instructions I.B.1 or I.B.2. The Registrant is now filing this Post-Effective Amendment No. 2 to convert the Shelf Registration Statement to the proper submission type for a non-automatic shelf registration statement.
     All filing fees with respect to the registration of the securities registered hereunder were previously paid in connection with the filing of the Shelf Registration Statement by the Predecessor Registrant.
     Unless the context requires otherwise, references to “GulfMark,” “the Company,” “the Registrant,” “we,” “us” and “our” refer to the Registrant, its direct or indirect subsidiaries, and the Predecessor Registrant.

2

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 2, 2010

Prospectus

$400,000,000

GulfMark Offshore, Inc.

Common Stock

Preferred Stock

Debt Securities

and/or Warrants to purchase Common Stock

By this prospectus, or a supplement to this prospectus, we may from time to time offer up to $400,000,000 in aggregate initial offering price of common stock, preferred stock, debt securities, and/or warrants to purchase our common stock. This prospectus provides you with a general description of these securities.

We may offer these securities to or through underwriters and also to other purchasers or through agents. The names of the underwriters will be set forth in a prospectus supplement. The prospectus supplement may also update or change the information contained in this prospectus. You should read this prospectus and any related prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “GLF.” The last reported sale price of our common stock on March 1, 2010 was $25.20 per share.

Investing in our common stock involves risks. You should carefully consider and evaluate all of the information contained in the prospectus, any prospectus supplement, and in the documents incorporated into this prospectus by reference before you decide to purchase our securities. In particular, you should consider the risks described in “Risk Factors” at page 3 of this prospectus or in any prospectus supplement and in the documents incorporated into this prospectus before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 2, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), using a shelf registration process. Under this shelf registration process, we may offer from time to time any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or update other information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement, together with additional information described below under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

On February 24, 2010, our predecessor entity, GulfMark Offshore, Inc., a Delaware corporation (“Old GulfMark”), merged with and into the Company (previously named “New GulfMark Offshore, Inc.”) pursuant to an agreement and plan of reorganization, dated as of October 14, 2009 (the “Reorganization Agreement”), where we were the surviving corporation (such transaction, the “Reorganization”). The Reorganization was adopted by the requisite vote of the Old GulfMark’s stockholders at a special meeting of the stockholders of Old GulfMark on February 23, 2010. At the effective time of the Reorganization, we changed our name from “New GulfMark Offshore, Inc.” to “GulfMark Offshore, Inc.” Unless the context requires otherwise, references in this prospectus to “GulfMark,” “the Company,” “the Registrant,” “we,” “us” and “our” refer to GulfMark Offshore, Inc. (formerly known as New GulfMark Offshore, Inc.), its direct or indirect subsidiaries, and its predecessor, Old GulfMark. Our principal office is located at 10111 Richmond Ave., Suite 340, Houston, TX 77042 and our phone number is (713) 963-9522. Our internet address is www.gulfmark.com. Information on our website is not a part of this prospectus.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THAT DOCUMENT. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. Our website address is www.gulfmark.com. We make available free of charge on or through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website is not incorporated by reference into this prospectus or made a part hereof for any purpose. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on operation of the Public Reference Room and copy charges.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to other documents on file with the SEC. Some information that we currently have on file is incorporated by reference and is an important part of this prospectus. Some information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents that we have filed or may file with the SEC pursuant to the Exchange Act (excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules and regulations):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	Our Current Reports on Form 8-K filed February 24, 2010 (which, among other matters, registers our Class A common stock under Section 12(b) of the Exchange Act) and March 1, 2010; and

•	all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Whenever after the date of this prospectus, we file reports or documents under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, those reports and documents will be deemed to be part of this prospectus from the time they are filed. Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in a prospectus supplement, or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Nothing in this prospectus will be deemed to incorporate information furnished by us that, pursuant to SEC rules, is not deemed “filed” for purposes of the Exchange Act.

Upon your written or oral request, we will provide you with a free copy of any of these filings, and any other information we have incorporated herein by reference. You may request copies by writing or telephoning us at: 10111 Richmond Ave., Suite 340, Houston, Texas 77042, (713) 963-9522, Attention: Quintin V. Kneen.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying supplement (including documents incorporated by reference) contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Such forward-looking statements typically include words or phrases such as “anticipate,” “estimate,” “projects,” “believes,” and words or phrases of similar import. Forward-looking statements and other statements that are not historical facts concerning, among other things, market conditions, the demand for marine support and transportation services and future capital expenditures, are subject to certain risks, uncertainties and assumptions, including without limitation:

•	operational risk,

•	catastrophic or adverse sea or weather conditions,

•	dependence on the oil and natural gas industry,

•	volatility in oil and gas prices,

•	delay or cost overruns on construction projects or insolvency of the shipbuilders,

•	lack of shipyard or equipment availability,

•	ongoing capital expenditure requirements,

•	uncertainties surrounding environmental and government regulation,

•	risks relating to compliance with the Jones Act,

•	risk relating to leverage,

•	risks of foreign operations,

•	risk of war, sabotage, piracy or terrorism,

•	assumptions concerning competition,

•	risks of currency fluctuations, and

•	such other factors as may be discussed under the caption “Risk Factors” beginning on page 3 of this prospectus and in our other reports filed with the Securities and Exchange Commission, or “SEC.”

These statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Such statements are subject to risks and uncertainties, including the risk factors discussed above as well as those discussed in the accompanying supplement (including documents incorporated by reference), general economic and business conditions, the business opportunities that may be presented to and pursued by us, changes in law or regulations and other factors, many of which are beyond our control. There can be no assurance that we have accurately identified and properly weighed all of the factors which affect market conditions and demand for our vessels, that the information upon which we have relied is accurate or complete, that our analysis of the market and demand for our vessels is correct or that the strategy based on such analysis will be successful.

Each forward-looking statement speaks only as of the date of this prospectus or the document in which it appears and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

This summary highlights some basic information from the prospectus. It likely does not contain all of the information that is important to you. You should carefully read the entire prospectus, any supplemental prospectus, and the other documents incorporated by reference to understand fully the terms of the offering, as well as other considerations that are important to you. On February 24, 2010, our predecessor entity, Old GulfMark, merged with and into the Company pursuant to an agreement and plan of reorganization, dated as of October 14, 2009 where we were the surviving corporation in the Reorganization. The Reorganization was adopted by the requisite vote of the Old GulfMark’s stockholders at a special meeting of the stockholders of Old GulfMark on February 23, 2010. At the effective time of the Reorganization, the Company changed its name from “New GulfMark Offshore, Inc.” to “GulfMark Offshore, Inc.” The business, operations, assets and liabilities of the Company immediately after the Reorganization are the same as business, operations, assets and liabilities of Old GulfMark immediately prior to the Reorganization. Unless the context requires otherwise, references in this prospectus to “GulfMark,” “the Company,” “the Registrant,” “we,” “us” and “our” refer to GulfMark Offshore, Inc. (formerly known as New GulfMark Offshore, Inc.), its direct or indirect subsidiaries, and its predecessor, Old GulfMark.

THE COMPANY

We provide offshore marine services primarily to companies involved in offshore exploration and production of oil and natural gas. Our vessels transport materials, supplies and personnel to offshore facilities, as well as move and position drilling structures. The majority of our operations are conducted in the North Sea, offshore Southeast Asia and offshore in the Americas. We also contract vessels into other regions to meet our customers’ requirements.

Our principal executive offices are located at 10111 Richmond Avenue, Suite 340, Houston, TX 77042, and our telephone number at that address is (713) 963-9522.

THE OFFERING

Common Stock, Preferred Stock, Debt Securities, and Warrants to Purchase Common Stock	We may issue, in one or more offerings, up to $400,000,000 of any combination of common stock, preferred stock, debt securities, or warrants to purchase common stock.

Common Stock. We may issue shares of our common stock from time to time. Our certificate of incorporation authorizes two classes of common stock, Class A and Class B, both $0.01, par value per share. As of March 1, 2010, we have 25,995,711 shares of Class A Common Stock issued and outstanding, including treasury shares, and we have issued no shares of Class B Common Stock. Subject to the Maritime Restrictions discussed in “Description of Common Stock” on page 8 of this prospectus and which are applicable only to the Class A Common Stock, holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of our stockholders. Our stockholders do not have the power to call a meeting. We have no plans to pay any cash dividends on our common stock in the near future. Subject to our creditors and to any preferential rights of any then outstanding preferred stock, in the event we liquidate, dissolve, or wind up our affairs, the holders of our common stock will share ratably, according to the number of shares held, in our remaining assets, if any.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our certificate of incorporation authorizes us to issue, without stockholder approval, up to 2,000,000 shares of preferred stock, $0.01 par value per share, as to which our board of directors may fix the designation, terms, and relative rights and preferences. As of the date of this prospectus, we have not issued any preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series. We currently have an indenture, and could issue debt securities under it, a supplemental indenture, or a new indenture. Unless otherwise described in a supplemental prospectus, the debt securities will be our general unsecured obligations and will rank equally and ratably with all of our other senior unsecured and unsubordinated indebtedness, and will be issued in fully registered form and in denominations of $1,000 and integral multiples thereof.

Warrants. We may issue from time to time warrants for the purchase of common stock independently or together with other securities. The warrants may be attached to or separate from the other securities. We may issue warrants in one or more series. Unless otherwise specified in a prospectus supplement, the warrants will be represented by certificates, and exchanged under the terms outlined in the warrant agreement.

Use of proceeds	Unless we state otherwise in a prospectus supplement, we will use the net proceeds from the sale of securities sold by us for general corporate purposes, which may include the repayment of debt, acquisitions, capital expenditures and working capital. We may temporarily invest funds we receive from the sale of securities by us that we do not immediately need for these purposes.

Risk Factors	See the “Risk Factors” section beginning on page 3 of this prospectus, as well as any other cautionary statements throughout or incorporated by reference in this prospectus, before investing in us.

New York Stock Exchange symbol	GLF

Ratio of Earnings to Fixed Charges	See the “Ratio of Earnings to Fixed Charges” section on page 24 of this prospectus.

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and those that may be included in the applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to pay dividends to our stockholders or pay interest on, or the principal of, any debt securities may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

THE COMPANY

GulfMark Offshore, Inc. is a Delaware corporation that, through itself and its subsidiaries, provides offshore marine services primarily to companies involved in the offshore exploration and production of oil and natural gas. Our vessels transport materials, supplies and personnel to offshore facilities, as well as move and position drilling structures. The majority of our operations are conducted in the North Sea, offshore Southeast Asia and offshore in the Americas. We also contract vessels into other regions to meet our customers’ requirements. Our principal executive offices are located at 10111 Richmond Avenue, Suite 340, Houston, TX 77042, and our telephone number at that address is (713) 963-9522.

On February 24, 2010, our predecessor entity, Old GulfMark, merged with and into the Company pursuant to the Reorganization Agreement, where we were the surviving corporation in the Reorganization. The Reorganization was adopted by the requisite vote of Old GulfMark’s stockholders at a special meeting of the stockholders of Old GulfMark on February 23, 2010. At the effective time of the Reorganization, the Company changed its name from “New GulfMark Offshore, Inc.” to “GulfMark Offshore, Inc”. The business, operations, assets and liabilities of the Company immediately after the Reorganization are the same as business, operations, assets and liabilities of Old GulfMark immediately prior to the Reorganization.

At the effective time of the Reorganization and pursuant to the Reorganization Agreement, each outstanding and treasury share of the common stock of Old GulfMark automatically converted into one share of Class A common stock of the Company, which is subject to certain transfer and ownership restrictions designed to protect our eligibility to transport merchandise and passengers for hire in U.S. territorial waters. The issuance of the shares of Class A common stock was registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-4 (File No. 333-162612), which was declared effective by the U.S. Securities and Exchange Commission on January 22, 2010. Shares of Class A common stock of the Company trade on the same exchange, the New York Stock Exchange, and under the same symbol, “GLF,” that the shares of Old GulfMark common stock traded on and under prior to the Reorganization.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue, in one or more offerings, any combination of common stock, preferred stock, debt securities, or warrants to purchase common stock. This prospectus contains a summary of the general terms of the various securities that we may offer.

Description of Common Stock

We have summarized certain provisions of our certificate of incorporation and bylaws below, but you should read them for a more complete description of the rights of holders of shares of our common stock.

General

Our certificate of incorporation authorizes us to issue up to 60 million shares of Class A common stock, par value $0.01 per share, and up to 60 million shares of Class B common stock, par value $0.01 per share. As of March 1, 2010, 25,995,711 shares of our Class A common stock were issued and outstanding (including treasury shares) and no shares of Class B common stock have been issued. The shares of our Class A common stock are subject to the Maritime Restrictions as described under “— Maritime Restrictions” below.

Subject to the limitations in our certificate of incorporation or applicable law, the shares of our Class A common stock have, and if issued, the shares of our Class B common stock will have, all rights ordinarily associated with shares of common stock under Delaware law, including, but not limited to, general voting rights and general rights to dividends and distributions and, except for the Maritime Restrictions and conversion provisions, which are only applicable to the shares of our Class A common stock, the rights of the shares of our Class A common stock and our Class B common stock are identical.

The shares of our Class B common stock are not subject to the Maritime Restrictions. Shares of our Class B common stock were not issued in the Reorganization. Initially, the shares of our Class B common stock are only issuable upon the conversion of all of the outstanding and treasury shares of our Class A common stock into shares of our Class B common stock in the event our Board of Directors determines that either:

•	the U.S. ownership requirements of the applicable U.S. maritime and vessel documentation laws are no longer applicable to us (or have been amended so that the Maritime Restrictions are no longer necessary); or

•	the elimination of such restrictions is in our best interest and the best interest of our stockholders. Thereafter, the converted shares of our Class A common stock will be canceled, will no longer be outstanding and cannot be reissued.

Voting and Dividend Rights

Each record holder of shares of our common stock is entitled to one vote per share held by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that except as otherwise required by applicable law, a holder of shares of our common stock will not be entitled to vote on any amendment to our certificate of incorporation that relates solely to the terms of one or more outstanding series of our preferred stock if the holders of such affected series are entitled under our certificate of incorporation to vote on any such amendment. Except as may be provided in our certificate of incorporation or by applicable law, the holders of shares of our common stock have the exclusive right to vote in the election of directors and for all other purposes. The voting rights of shares of our Class A common stock are subject to additional restrictions described under “— Maritime Restrictions” below. If issued, the shares of our Class B common stock will not be subject to the Maritime Restrictions.

Subject to any preferences that may be applicable to any then-outstanding series of preferred stock, holders of shares of our common stock are entitled to receive dividends and distributions on such shares at such times and amounts as may be declared by our Board of Directors out of funds legally available for that purpose. The dividend and distribution rights of the shares of our Class A common stock are subject to additional restrictions described under “— Maritime Restrictions” below. If issued, shares of our Class B common stock will not be subject to the Maritime Restrictions. The number of authorized shares of our common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of our outstanding capital stock irrespective of the class voting provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

We have no specific plans to pay any dividends on the shares of our common stock in the foreseeable future. Certain of the financing arrangements that we assumed in the Reorganization restrict the payment of cash dividends.

Number of Directors and Vacancies and Newly Created Directorships

Subject to any special rights of holders of any then-outstanding series of preferred stock to elect directors, our certificate of incorporation provides that our Board of Directors will have no less than three and no more than fifteen directors, with the precise number of directors to be fixed in the manner prescribed in the bylaws. Our bylaws provide for the number of directors to be determined from time to time by a resolution of the Board of Directors. Newly created directorships or vacancies occurring on the Board of Directors may be filled by the vote of a majority of the remaining directors then in office, even though less than a quorum, or by a plurality of votes cast at a meeting of our stockholders. Any director elected to fill a newly created directorship or vacancy on the Board of Directors serves until the expiration of the term of office of the director whom he or she replaced or until his or her successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

Special Meetings of the Stockholders

Subject to any rights of holders of any then-outstanding series of preferred stock or applicable law, our bylaws provide that a special meeting of stockholders may only be called by the Board of Directors pursuant to a resolution adopted by a majority of directors. Subject to the foregoing provisions, holders of shares of our common stock do not have the power to call a special meeting.

Stockholder Action by Written Consent

Our certificate of incorporation does not prohibit our stockholders from acting by written consent; therefore, under Delaware law, our stockholders may take any action which could otherwise be taken at any annual or special meeting of the stockholders by written consent without a meeting, notice or vote. Our bylaws provide for a set of mechanics for such stockholder consent solicitations by, among other things, requiring a stockholder seeking to take such action to make a written request of our Board of Directors to set a record date for the consent solicitation and establishing other ministerial functions.

Liquidation or Dissolution

In the event we liquidate, dissolve or wind up our affairs, prior to any distributions to the holders of our common stock, our creditors and the holders of our preferred stock, if any, will receive any payments to which they are entitled. Subsequent to those payments, the holders of our common stock will share ratably, according to the number of shares of common stock held, in our remaining assets, if any. Notwithstanding the foregoing, the rights of owners of shares of our Class A common stock to receive distributions (upon liquidation or otherwise) are subject to the Maritime Restrictions as described under “— Maritime Restrictions” below.

Conversion

The conversion of shares of our Class A common stock into shares of our Class B common stock is described under “— General” above.

Redemption

Shares of our common stock are not redeemable (except for any shares of our Class A common stock that are Excess Shares) and have no subscription or preemptive rights. For a description of our right to redeem Excess Shares, see “— Maritime Restrictions — Redemption of Excess Shares” below.

Transfer Agent and Registrar

The Transfer Agent and Registrar for shares of our common stock is American Stock Transfer & Trust Company.

Limitation of Directors’ Liability and Indemnification

Our certificate of incorporation contains provisions eliminating the personal liability of our directors to the Company and our stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law as it exists on the date of our certificate of incorporation or as it may be amended. The General Corporation Law of the State of Delaware prohibits such elimination of personal liability of a director for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	the payment of dividends, stock repurchases or redemptions that are unlawful under Delaware law; and

•	any transaction in which the director receives an improper personal benefit.

These provisions only apply to breaches of duty by directors as directors and not in any other corporate capacity, such as officers. In addition, these provisions limit liability only for breaches of fiduciary duties under the General Corporation Law of the State of Delaware and not for violations of other laws such as the U.S. Federal securities laws and U.S. Federal and state environmental laws. As a result of these provisions in our certificate of incorporation, our stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties. However, our stockholders may obtain injunctive or other equitable relief for these actions. These provisions also reduce the likelihood of derivative litigation against directors that might benefit us.

In addition, our certificate of incorporation and bylaws provide that we will indemnify and advance expenses to, and hold harmless, each of our directors and officers (each, an “indemnitee”), to the fullest extent permitted by applicable law, who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in our certificate of incorporation and bylaws, we will be required under our certificate of incorporation and bylaws to indemnify, or advance expenses to, an indemnitee in connection with a proceeding (or part thereof) commenced by such indemnitee only if the commencement of such proceeding (or part thereof) by the indemnitee was authorized by our Board of Directors.

Also on February 24, 2010, we entered into indemnification agreements with each of our directors and certain of our officers (each, an “Contractual Indemnitee”). Pursuant to the indemnification agreements, we will be obligated to indemnify the applicable Contractual Indemnitee to the fullest extent permitted by applicable law in the event that such Contractual Indemnitee, by reason of such Contractual Indemnitee’s relationship with us, was, is or is threatened to be made a party to or participant in any threatened, pending or completed action or proceeding, other than an action or proceeding by or in our right against all expenses, judgments, penalties, fines (including any excise taxes assessed on the Contractual Indemnitee with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such Contractual Indemnitee in connection with such action or proceeding, provided that such Contractual Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, provided that he or she also had no reasonable cause to believe his or her conduct was unlawful. We will also be obligated to indemnify such Contractual Indemnitee to the fullest extent permitted by applicable law in the event that such Contractual Indemnitee, by reason of such Contractual Indemnitee’s relationship with us, was, is or is threatened to be made a party to or participant in any threatened, pending or completed action or proceeding brought by or in our right to procure a judgment in our favor, against all expenses actually and reasonably incurred by such Contractual Indemnitee in connection with such action or proceeding, provided that such Contractual Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. Notwithstanding the foregoing sentence, no indemnification against expenses incurred by such Contractual Indemnitee in connection with such an action or proceeding brought by or in our right will be made in respect of any claim, issue or matter as to which such Contractual Indemnitee is adjudged to be liable to us or if applicable law prohibits such indemnification being made; provided, however, that, in such event, if applicable law so permits, indemnification against such expenses will nevertheless be made by us if and to the extent that the court in which such action or proceeding has been brought or is pending determines that, despite the adjudication of liability but in view of all the circumstances of the case, the Contractual Indemnitee is fairly and reasonably entitled to indemnity for such expenses. The indemnification agreements also provide for the advancement of all reasonable expenses incurred by such Contractual Indemnitee in connection with any action or proceeding covered by the indemnification agreement. The Contractual Indemnitee will be required to repay any amounts so advanced if, and to the extent that, it is ultimately determined that he or she is not entitled to be indemnified by us against such expenses. The Contractual Indemnitee will further be required to return any such advance to us which remains unspent at the conclusion of the action or proceeding to which the advance related.

In addition, the indemnification agreements provide that we will use all commercially reasonable efforts to obtain and maintain in effect during the entire period for which we are obligated to indemnify a Contractual Indemnitee under his or her indemnification agreement, one or more insurance policies providing our directors and officers coverage for losses from wrongful acts and omissions and to ensure our performance of our indemnification obligations under each indemnification agreement.

Delaware Section 203

As a Delaware corporation, we are subject to Section 203 of the General Corporation Law of the State of Delaware. Section 203 imposes a three-year moratorium on the ability of public Delaware corporations to engage in a wide range of specified transactions with any “interested stockholder.” An interested stockholder includes, among other things, any person other than the corporation and its majority-owned subsidiaries who owns 15% or more of the outstanding voting stock of the corporation. However, the moratorium will not apply if, among other things, the transaction is approved by:

•	the board of directors of the corporation prior to the time the interested stockholder became an interested stockholder; or

•	at or after the time the interested stockholder became an interested stockholder, the board of directors of the corporation and, at a meeting of stockholders, the holders of two-thirds of the outstanding voting stock of the corporation, not including those shares owned by the interested stockholder.

We do not have a stockholder that owns 15% or more of our common stock. If a stockholder acquired more than 15% of our common stock, then such stockholder would be subject to the restrictions under Section 203.

Anti-takeover Effects

The Maritime Restrictions may have anti-takeover effects because they will restrict the ability of non-U.S. citizens to own, in the aggregate, more than 22% of the outstanding shares of our Class A common stock. Our Board of Directors considers the Maritime Restrictions to be reasonable and in our best interests and the best interests of our stockholders because the Maritime Restrictions reduce the risk that the Company will not be a U.S. citizen under the U.S. maritime and vessel documentation laws applicable to registering vessels in the United States and operating those vessels in Coastwise Trade. In the opinion of our Board of Directors, the fundamental importance to our stockholders of maintaining eligibility under these laws is a more significant consideration than the indirect “anti-takeover” effect the Maritime Restrictions may have or the cost and expense of preparing this proxy statement, soliciting proxies in favor of the Reorganization and holding the special meeting.

The availability for issuance of additional shares of our common stock could have the effect of rendering more difficult or discouraging an attempt to obtain control of the Company. For example, the issuance of shares of our common stock (within the limits imposed by applicable law and the rules of any exchange upon which the common stock may then be listed) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The issuance of additional shares of our common stock could also be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of our stockholders.

Maritime Restrictions

The following is a summary of the Maritime Restrictions in our certificate of incorporation. This summary is qualified in its entirety by reference to the full text of our certificate of incorporation. We urge stockholders to and potential investors to carefully read our certificate of incorporation in its entirety.

General

In order to protect our ability to register vessels in the U.S. under the applicable U.S. maritime and vessel documentation laws and operate those vessels in Coastwise Trade, our certificate of incorporation limits the aggregate ownership (record or beneficial) or control of shares of our Class A common stock by non-U.S. citizens (as such term is determined by the applicable U.S. maritime and vessel documentation laws for purposes of Coastwise Trade) to 22% of the total issued and outstanding shares of such class. We refer to such percentage limitation on foreign ownership of shares of our Class A common stock as the “Maximum Permitted Percentage” and any such shares owned by non-U.S. citizens in excess of the Maximum Permitted Percentage as “Excess Shares”. To the extent the applicable U.S. maritime and vessel documentation laws are amended to change the legal foreign ownership maximum percentage, our certificate of incorporation provides that the Maximum Permitted Percentage will automatically be changed to a percentage that is three percentage points lower than the legal foreign ownership maximum percentage, as amended. In the event we are subject to any other U.S. Federal law that restricts the ownership of shares of our capital stock by non-U.S. citizens, our Board of Directors will have discretion to impose ownership restrictions and other provisions that are substantially consistent with such applicable law on the shares of our capital stock (so long as such restrictions and other provisions are no more restrictive than the Maritime Restrictions). In addition, our certificate of incorporation provides that a person will not be deemed to be a “record owner,” “beneficial owner” or “controller” of shares of our Class A common stock, if our Board of Directors determines, in good faith, that such person is not an owner of such shares in accordance with and for the purposes of the applicable U.S. maritime and vessel documentation laws.

Restriction on Transfers of Excess Shares

Our certificate of incorporation provides that any purported transfer of any shares of our Class A common stock that would result in the aggregate ownership of shares of our Class A common stock in excess of the Maximum Permitted Percentage by one or more persons who is not a U.S. citizen will be void and ineffective, and neither the Company nor our transfer agent will register any such purported transfer on our stock transfer records or recognize any such purported transferee as a stockholder of the Company for any purpose (including for purposes of voting, dividends and distributions), except to the extent necessary to effect the remedies available to us under our certificate of incorporation (as described under “— Additional Remedies for Exceeding the Maximum Permitted Percentage” and “— Redemption of Excess Shares” below).

Additional Remedies for Exceeding the Maximum Permitted Percentage

In the event such restrictions voiding purported transfers would be ineffective for any reason, our certificate of incorporation provides that if any transfer (a “Proposed Transfer”) to a proposed transferee (a “Proposed Transferee”) would otherwise result in the ownership by non-U.S. citizens of an aggregate number of shares of our Class A common stock in excess of the Maximum Permitted Percentage, such Excess Shares will automatically be transferred to a trust for the exclusive benefit of one or more charitable beneficiaries that are U.S. citizens. The Proposed Transferee will not acquire any rights in the Excess Shares transferred into the trust.

Our certificate of incorporation also provides that the above trust transfer provisions apply to (1) any change in the status (a “Status Change”) of an owner of shares of our Class A common stock from a U.S. citizen to a non-U.S. citizen (a “Disqualified Recipient”) that results in non-U.S. citizens, in the aggregate, owning shares of our Class A common stock in excess of the Maximum Permitted Percentage and (2) any issuance of shares of our Class A common stock (including the shares of our Class A common stock that were issued in the Reorganization) (a “Deemed Original Issuance” and, together with a Proposed Transfer and a Status Change, each, a “Restricted Event”) to a non-U.S. citizen (a “Disqualified Recipient” and, together with a Proposed Transferee and Disqualified Person, a “Restricted Person”) that would result in non-U.S. citizens, in the aggregate, owning shares of our Class A common stock in excess of the Maximum Permitted Percentage.

The automatic transfer will be deemed to be effective as of immediately before the consummation of the Restricted Event. Shares of our Class A common stock held in the trust will remain issued and outstanding shares. Any Restricted Person will not profit from ownership of any shares of our Class A common stock held in the trust, will have no rights to dividends or distributions and will have no rights to vote or other rights attributable to the shares of our Class A common stock held in the trust. The trustee of the trust, who will be a U.S. citizen chosen by us and unaffiliated with us or any owner of such Excess Shares, will have all voting rights and rights to dividends or other distributions with respect to Excess Shares held in the trust. The trustee of the trust may rescind as void any vote given by a holder with respect to Excess Shares and revoke any proxy given by such holder with respect to Excess Shares and recast such vote or resubmit such proxy for the benefit of the charitable beneficiary of such trust, unless prohibited from doing so by applicable law or we have already taken corporate action in respect of which such vote was cast or proxy was given. These rights will be exercised by the trustee of the trust for the exclusive benefit of the charitable beneficiary of such trust. In each case, any dividend or distribution authorized and paid by us to a Restricted Person with respect to such Restricted Person’s Excess Shares after the automatic transfer of such Excess Shares into a trust must be paid by the Restricted Person to the trustee. Any dividend or distribution authorized with respect to any Excess Shares after the automatic transfer of such Excess Shares into the trust but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for distribution to the charitable beneficiary. The amount of any such dividends or distribution received by a Restricted Person with respect to Excess Shares and not paid to the trustee may be withheld by the trustee from the proceeds of the sale of such Excess Shares remitted to such Restricted Person (as further described below).

Within 20 days of receiving notice from the Company that shares of our Class A common stock have been transferred to the trust, the trustee will sell the shares to a U.S. citizen designated by the trustee (or to us in accordance with the procedures described below). Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the proceeds of the sale (net of broker’s commissions and other selling expenses, applicable taxes and other costs and expenses of the trust) to the Restricted Person and to the charitable beneficiary as follows:

•	In the case of Excess Shares transferred into the trust as a result of a Proposed Transfer, the Proposed Transferee will receive the lesser of (1) the price paid by the Proposed Transferee for the shares or, if the Proposed Transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the fair market value (determined in accordance with the formula set forth in our certificate of incorporation) of the shares on the date of the Proposed Transfer (the “Proposed Transfer Price”) and (2) the price received by the trustee from the sale of the shares.

•	In the case of Excess Shares transferred into the trust as a result of a Status Change, the Disqualified Recipient will receive the lesser of (1) the fair market value (determined in accordance with the formula set forth in our certificate of incorporation) of the shares on the date of the Status Change (the “Status Change Price”) and (2) the price received by the trustee from the sale of the shares.

•	In the case of Excess Shares transferred into the trust as a result of a Deemed Original Issuance (including any shares of our Class A common stock which were issued in the Reorganization), the Disqualified Recipient will receive the lesser of (1) the price paid by the Disqualified Recipient for the shares or, if the Disqualified Recipient did not give value for the shares in connection with the Original Issuance, the fair market value (determined in accordance with the formula set forth in our certificate of incorporation) of the shares on the date of the Deemed Original Issuance (the “Deemed Original Issuance Price”) and (2) the price received by the trustee from the sale of the shares.

Any net sale proceeds in excess of the amount payable to the Restricted Person will be promptly paid to the charitable beneficiary. If such shares are sold by the Restricted Person prior to our discovery that shares of our Class A common stock should have been transferred to the trust, then (1) the shares will be deemed to have been sold on behalf of the trust and (2) to the extent that the Restricted Person received an amount for the shares that exceeds the amount such Restricted Person was entitled to receive, the excess will be paid to the trustee upon demand. In addition, shares of our Class A common stock held in the trust will be deemed to have been offered for sale to the Company at a price per share equal to the lesser of (1) the fair market value (determined in accordance with the formula set forth in our certificate of incorporation) on the date we accept the offer and (2) the Proposed Transfer Price, the Status Change Price or the Deemed Original Issuance Price, as the case may be, of such Excess Shares. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to the Company, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute to the Restricted Person the portion of the net proceeds from the sale due to the Restricted Person and pay the remainder, if any, to the charitable beneficiary of the trust.

Redemption of Excess Shares

To the extent that the above trust transfer provisions would be ineffective for any reason, our certificate of incorporation provides that, to prevent the percentage of aggregate shares of our Class A common stock owned by non-U.S. citizens from exceeding the Maximum Permitted Percentage, we, by action of our Board of Directors, in its sole discretion, will have the power (but not the obligation) to redeem all or any portion of such Excess Shares, unless such redemption is not permitted under applicable law.

Until such Excess Shares are redeemed, the Restricted Persons owning such shares will not be entitled to any voting rights with respect to such shares and we will pay any dividends or distributions with respect to such shares into an escrow account. Full voting, distribution and dividend rights will be restored to such Excess Shares (and any dividends or distributions paid into an escrow account will be paid to holders of record of such shares), promptly after the time and to the extent the Board of Directors determines that such shares no long constitute Excess Shares, unless such shares have already been redeemed by the Company.

If our Board of Directors determines to redeem Excess Shares, the redemption price of such Excess Shares will be an amount equal to (1) the lesser of (x) the fair market value (determined in accordance with the formula set forth in our certificate of incorporation) on the redemption date and (y) in the case of a Proposed Transfer, the Proposed Transfer Price of such Excess Shares, in the case of a Status Change, the Status Change Price of such Excess Shares or, in the case of a Deemed Original Issuance, the Deemed Original Issuance Price of such Excess Shares, minus (2) any dividends or distributions received by such Restricted Person with respect to such Excess Shares prior to and including the redemption date instead of being paid into the escrow account. Our Board of Directors may, in its discretion, pay the redemption price in cash or by the issuance of interest-bearing promissory notes with a maturity of up to 10 years and bearing a fixed rate equal to the yield on the U.S. Treasury Note of comparable maturity. Upon redemption, any dividends or distributions that have been paid into an escrow account with respect to such redeemed shares will be paid by the escrow agent for such account to a charitable organization that is a U.S. citizen designated by the Company, net of any taxes and other costs and expenses of the escrow agent.

Permitted Actions by the Board of Directors Relating to the Maritime Restrictions

In addition to the foregoing restrictions, so that we may assure compliance with the applicable U.S. maritime and vessel documentation laws, our certificate of incorporation authorizes our Board of

Directors to effect any and all measures necessary or desirable (consistent with the provisions of our certificate of incorporation) to fulfill the purpose of and to implement the Maritime Restrictions, including:

•	obtaining, as a condition precedent to the transfer of shares of our Class A common stock, a citizenship certification and any other documentation we or our transfer agent deems advisable from the transferee of such shares (and persons on whose behalf shares of our Class A common stock are to be held);

•	determining the citizenship of any owner of shares of our Class A common stock and, in making such determination, relying upon the stock transfer records of the Company, the citizenship certificates and other documentation given by owners or their transferees and such other written statements and affidavits and such other proof as we may deem reasonable;

•	developing issuance, transfer, redemption, escrow and legend notice provisions and procedures regarding certificated and uncertificated shares of our Class A common stock;

•	establishing and maintaining a dual stock certificate system under which different forms of certificates are issued to U.S. citizens and non-U.S. citizens; and

•	mandating that all shares of Class A common stock issued by the Company include the legend specified in our certificate of incorporation (or other appropriate legend reflecting the Maritime Restrictions) or, in the case of uncertificated shares, mandating that the record holder thereof be sent a written notice containing the information in the applicable legend within a reasonable time after the issuance or transfer thereof in accordance with Delaware law.

Maritime Restrictions Severable

The Maritime Restrictions are intended to be severable. If any one or more of the Maritime Restrictions is held to be invalid, illegal or unenforceable, our certificate of incorporation provides that the validity, legality or enforceability of any other provision will not be affected.

National Securities Exchange

In order for us to comply with any conditions to listing the shares of our Class A common stock that may be specified by any applicable national securities exchange or automated inter-dealer quotation service, our certificate of incorporation also provides that nothing therein, such as the provisions voiding transfers to non-U.S. citizens, will preclude the settlement of any transaction entered into through any such applicable national securities exchange or automated inter-dealer quotation service if such preclusion is prohibited by such exchange or quotation service.

Our Class B Common Stock, Termination of Maritime Restrictions

Shares of our Class B common stock were not issued in the Reorganization and will not be subject to the Maritime Restrictions. Initially, shares of our Class B common stock will only be issued upon the conversion of all of the outstanding and treasury shares of our Class A common stock into outstanding or treasury shares of our Class B common stock, as the case may be. Each outstanding and treasury share of our Class A common stock will be automatically converted into one share of our Class B common stock in the event our Board determines that either:

•	the U.S. ownership requirements of the applicable U.S. maritime and vessel documentation laws are no longer applicable to the Company (or have been amended so that the Maritime Restrictions are no longer necessary); or

•	the elimination of such restrictions is in the best interest of the Company and our stockholders. Thereafter, the converted shares of our Class A common stock will be canceled, will no longer be outstanding and cannot be reissued.

Description of Preferred Stock

General

Our certificate of incorporation authorizes us to issue up to 2 million shares of preferred stock, par value $0.01 per share. As of March 1, 2010, no shares of preferred stock were outstanding. Our board of directors may from time to time authorize us to issue one or more series of preferred stock and may fix the designation, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation values of each of these series.

As a result, our board of directors could authorize us to issue preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of our common stock or other series of preferred stock. Also, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company.

The particular terms of any series of preferred stock that we offer with this prospectus will be described in the prospectus supplement relating to that series of preferred stock. Those terms must include:

•	the designation of the series, which may be by distinguishing number, letter and title;

•	the number of shares of the series;

•	the price at which the preferred stock will be issued;

•	the dividend rate, if any, or the method of calculation, including whether dividends shall be cumulative or non-cumulative;

•	the dates at which dividends, if any, shall be payable;

•	the redemption rights and price or prices, if any;

•	the terms and amount of any sinking fund;

•	the liquidation preference per share;

•	whether the shares of the series shall be convertible, and if so, the specification of the securities into which such preferred stock is convertible;

•	the conversion price or prices or rates, and any adjustments thereof, the dates as of which such shares shall be convertible, and all other terms and conditions upon which such conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any.

Description of Debt Securities

General

We may issue debt securities from time to time in one or more series. The following description, together with any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus and any related indenture or supplemental indenture. We currently have an indenture, dated July 21, 2004, the “Indenture”, between us and U.S. Bank National Association, as trustee. We could issue debt securities under the Indenture, a supplemental indenture, or a new indenture. We will set forth the terms of such debt securities in the applicable prospectus supplement. We will file with the SEC the indenture governing any such debt securities, if not the existing Indenture, and the applicable prospectus supplement will provide more information on its terms.

We have summarized below some of the provisions that will apply to the debt securities unless the applicable prospectus supplement provides otherwise. The summary may not contain all information that is important to you. The Indenture, a new indenture and any supplemental indenture will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the Indenture, a new indenture and any supplemental indenture. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We will describe the specific terms of the series of debt securities being offered in the related prospectus supplement. These terms will include some or all of the following:

•	the designation or title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the percentage of the principal amount at which debt securities will be issued;

•	any terms relating to the subordination of the debt securities;

•	whether any of the debt securities are to be issuable as a global security and whether global securities are to be issued in temporary global form or permanent global form;

•	the person to whom any interest on the debt security will be payable if other than the person in whose name the debt security is registered on the record date;

•	the date or dates on which the debt securities will mature;

•	the rate or rates of interest, if any, that the debt securities will bear, or the method of calculation of the interest rate or rates;

•	the date or dates from which any interest on the debt securities will accrue, the dates on which any interest will be payable and the record date for any interest payable on any interest payment date;

•	the place or places where payments on the debt securities will be payable;

•	whether we will have the right or obligation to redeem or repurchase any of the debt securities, and the terms applicable to any optional or mandatory redemption or repurchase;

•	the denominations in which the debt securities will be issuable;

•	any index or formula used to determine the amount of payments on the debt securities;

•	the portion of the principal amount of the debt securities that will be payable if there is an acceleration of the maturity of the debt securities, if that amount is other than the principal amount;

•	the terms of any guarantee of the payment of amounts due on the debt securities;

•	any restrictive covenants for the benefit of the holders of the debt securities;

•	the events of default with respect to the debt securities; and

•	any other terms of the debt securities.

Priority of the Debt Securities

Unless otherwise described in a supplemental prospectus, the debt securities will be our general unsecured obligations and will rank pari passu (i.e., equally and ratably) with all of our other senior unsecured and unsubordinated indebtedness. The debt securities will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. In the event of insolvency, our creditors who are holders of secured indebtedness, as well as some of our general creditors, may recover more, ratably, than the holders of the debt securities.

With respect to any offering of debt securities, we will describe in the accompanying prospectus supplement or the information incorporated by reference the approximate amount of our outstanding indebtedness as of the end of our most recent fiscal quarter.

Guarantees

We do not anticipate that our subsidiaries would initially guarantee our obligations under the debt securities, but under certain circumstances, they could be required to become guarantors. If a guarantee is required, it would likely require a full and unconditional guarantee of our obligations under the debt securities on a joint and several basis subject to the limitation described in the next paragraph. If we defaulted in payment of the principal of, or premium, if any, or interest on, the debt securities, the guarantors, jointly and severally, would likely be unconditionally obligated to duly and punctually make such payments. The prospectus supplement for a particular issue of debt securities will describe any subsidiary guarantors and any material terms of the guarantees for such securities.

Each guarantor’s obligations will be limited to the lesser of the following amounts:

•	the aggregate amount of our obligations under the debt securities and the indenture; and

•	the amount, if any, which would not have rendered such guarantor “insolvent” under Federal or appropriate state law as will be designated in the indenture, or have left it with unreasonably small capital, at the time it entered into the guarantee.

Each guarantor that makes a payment or distribution under its guarantee shall be entitled to contribution from each other guarantor in a pro rata amount based on the net assets of each guarantor.

Form and Denominations

The debt securities will be issued in fully registered form and in denominations of $1,000 and integral multiples thereof, unless otherwise specified in a prospectus supplement.

Transfer and Exchange

You may transfer or exchange notes in accordance with the indenture. The registrar and trustee may require you, among other things, to furnish appropriate endorsements and transfer documents and we may require you to pay any taxes and fees required by law or permitted by the indenture. We may not be required to transfer or exchange any note selected for redemption. Also, we may not be required to transfer or exchange any note for a period of 15 days before a selection of notes is to be redeemed.

As a registered holder of the note, you will be treated as the owner of it for all purposes.

Redemption

Unless otherwise provided in the applicable prospectus supplement, we may redeem the debt securities at our option on the terms set forth in the indenture. Upon the occurrence of either a change of control (as defined in the indenture) or certain asset sales, we may be required to offer to purchase outstanding debt securities, in whole or in part, if we have sale proceeds exceeding some reasonable amount which will be provided for in the indenture and consistent with the industry and the sale proceeds are not timely applied toward repayment of debt or investment in other assets useful to our business.

Payment and Paying Agents

Unless otherwise provided in a prospectus supplement, we will pay interest to you semi-annually in arrears on each January 15 and July 15 if you are a direct holder listed in the trustee’s records at the close of business on the immediately preceding January 1 and July 1. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the record date. The most common manner is to adjust the sale price of the debt securities to allocate interest fairly between buyer and seller. This allocated interest amount is called “accrued interest.”

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. We may also choose to pay interest by mailing checks to the holders of the debt securities.

Interest Rates and Discounts

The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Federal income tax consequences and special considerations that apply to any series will be described in the applicable prospectus supplement.

Global Securities

We may issue the debt securities in whole or in part in the form of one or more global securities. A global security is a security, typically held by a depositary such as The Depository Trust Company, which represents the beneficial interests of a number of purchasers of such security. We may issue the global securities in either temporary or permanent form. We will deposit global securities with the depositary identified in the prospectus supplement. A global security may be transferred as a whole only as follows:

•	by the depositary to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in a prospectus supplement. We expect that the following provisions will generally apply to depositary arrangements.

After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by such global security to the accounts of persons that have accounts with such depositary or participants. The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. If we offer and sell the debt securities directly or through agents, either we or our agents will designate the accounts. Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by, the depositary and its participants.

We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee as the registered owner of such global security.

Unless otherwise indicated in the applicable prospectus supplement, owners of beneficial interests in a global security will be entitled to have the debt securities represented by such global security registered in their names and will be entitled to receive physical delivery of such debt securities in definitive form upon the terms set forth in the indenture. The laws of some states require that certain purchasers of securities take physical delivery of the securities. Such laws may impair the ability to transfer beneficial interests in a global security.

We expect that the depositary or its nominee, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s or its nominee’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of such participants.

If the depositary is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within ninety days, we will issue individual debt securities in exchange for such global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities and, in such event, will issue debt securities of such series in exchange for such global security.

Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. No such person will be liable for any delay by the depositary or any of its participants in identifying the owners of beneficial interests in a global security, and we, the trustee and any paying agent may conclusively rely on instructions from the depositary or its nominee for all purposes.

Covenants

With respect to each series of debt securities, we will be required to:

•	pay the principal of, and interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	deliver certain periodic reports to the holders of the debt securities at the times set forth in the indenture;

•	provide to the trustee within 90 days after the end of each fiscal year a certificate regarding our compliance with the obligations and covenants in the indenture; and

•	pay any material taxes.

The indenture for the debt securities may contain covenants limiting our ability, or the ability of our subsidiaries, to:

•	incur additional debt (including guarantees);

•	make certain payments;

•	engage in other business activities;

•	issue other securities;

•	dispose of assets;

•	enter into certain transactions with our subsidiaries and other affiliates;

•	incur liens; and

•	enter into certain mergers and consolidations involving us and our subsidiaries.

Any additional covenants will be described in the applicable prospectus supplement.

Unless we state otherwise in the applicable prospectus supplement, we will agree not to consolidate with or merge into any individual, corporation, partnership or other entity (each, a person) or sell, lease, convey, transfer or otherwise dispose of all or substantially all of our assets to any person, or permit any person to consolidate or merge into us or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to us unless:

•	we are the surviving corporation or the entity or person formed by or surviving the consolidation or merger (if not us), or to which the sale, lease, conveyance, transfer or other disposition shall have been made is a corporation organized or existing under the laws of the U.S., any state thereof or the District of Columbia,

•	the entity or person formed by or surviving any such consolidation or merger (if not us) or the entity or person to which such sale, lease conveyance, transfer or other disposition shall have been made, assumes all of our obligations under the debt securities and any indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

•	immediately before and after such transaction, no default or event of default shall have occurred; and

•	except in the case of a merger of us with or into certain of our subsidiaries, we or the entity or the person formed by or surviving such transaction (if not us) will be able to incur additional indebtedness under the indenture after giving effect to the transaction.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, an “event of default” with respect to the debt securities under the indenture means:

•	our default for 30 days in payment of any interest on the debt securities;

•	our default in payment of any principal or premium on the debt securities of the series upon maturity or otherwise;

•	our default in the observance of certain covenants as set forth in the indenture;

•	our default, for 60 days after delivery of written notice, in the observance or performance of other covenants;

•	our default in the payment of our other indebtedness;

•	bankruptcy, insolvency or reorganization events relating to us or our subsidiaries;

•	the entry of a judgment in excess of the amount specified in the indenture or any supplemental indenture against us or such significant subsidiary which is not covered by insurance and not discharged, waived or stayed; or

•	any other event of default included in the indenture or any supplemental indenture and described in the prospectus supplement.

The consequences of an event of default, and the remedies available under the indenture or any supplemental indenture, will vary depending upon the type of event of default that has occurred.

Unless we state otherwise in the applicable prospectus supplement, if an event of default with respect to any debt securities has occurred and is continuing, then either the trustee or the holders of at least 25% of the principal amount specified in the indenture or any supplemental indenture of the outstanding debt securities may declare the principal of all the affected debt securities and interest accrued to be due and payable immediately.

Unless we state otherwise in the applicable prospectus supplement, if an event of default with respect to any debt securities has occurred and is continuing and is due to a bankruptcy, insolvency or reorganization event relating to us, then the principal (or such portion of the principal as is specified in the terms of the debt securities) of and interest accrued on all debt securities then outstanding will become due and payable automatically, without further action by the trustee or the holders.

Under conditions specified in the indenture and any supplemental indenture, the holders of a majority of the principal amount of the debt securities may annul or waive certain declarations and defaults described above. These holders may not, however, waive a continuing default in payment of principal of (or premium, if any) or interest on the debt securities.

The indenture may provide that, subject to the duty of the trustee during a default to act with the required standard of care, the trustee will have no obligation to exercise any right or power granted to it under the indenture at the request of holders of debt securities unless the holders have indemnified the trustee. Subject to the provisions in the indenture and any supplemental indenture for the indemnification of the trustee and other limitations specified in those documents, the holders of a majority in principal amount of the outstanding debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee relating to the debt securities.

If you hold debt securities, you will not be permitted under the terms of the indenture or any supplemental indenture to institute any action against us in connection with any default (except actions for payment of overdue principal, premium, or interest or other amounts) unless:

•	you have given the trustee written notice of the default and its continuance;

•	holders of not less than 25% in principal amount of the debt securities issued under the indenture have made a written request upon the trustee to institute the action and have offered the trustee reasonable indemnity;

•	the trustee has not instituted the action within 60 days of the request; and

•	during such 60-day period, the trustee has not received directions inconsistent with the written request by the holders of a majority in principal amount of the outstanding debt securities issued under the indenture.

Defeasance Provisions Applicable to the Debt Securities

Unless otherwise specified in a prospectus supplement, under the indenture or any supplemental indenture, we, at our option,

•	will be discharged from our obligations in respect of the debt securities under the indenture (except for certain obligations relating to the trustee and obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) or

•	need not comply with certain restrictive covenants of the indenture or supplemental indenture,

in each case, if we irrevocably deposit, in trust with the trustee, money or U.S. government obligations which through the payment of interest and principal will provide money sufficient to pay all the principal of, and interest and premium, if any, on, the debt securities on the dates on which such payments are due. We must also specify whether the debt securities are being defeased to maturity or to a particular redemption date.

To exercise either of the above options, no default or event of default shall have occurred or be continuing on the date of such deposit, and such defeasance must not result in a breach of or constitute a default under any material agreement to which we are bound. Unless otherwise specified in a prospectus supplement, we also must deliver a certificate stating that the deposit was not made with the intent of preferring holders of the debt securities over our other creditors. In addition, we must deliver to the trustee an opinion of counsel that:

•	the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to the first bullet point above, the opinion will be accompanied by a private letter ruling to that effect from the IRS or a revenue ruling concerning a comparable form of transaction to that effect published by the IRS,

•	after the 91st day following the deposit, the funds will not be subject to the effect of any applicable bankruptcy, insolvency or similar laws, and

•	all conditions precedent relating to the defeasance have been complied with.

Modification and Waiver

We and the trustee may, without the consent of holders, modify provisions of the indenture for certain purposes, including, among other things, curing ambiguities and maintaining the qualification of the indenture under the Trust Indenture Act. Under the indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities affected by the modification. However, unless indicated otherwise in the applicable prospectus supplement, the provisions of the indenture may not be modified without the consent of each holder of debt securities affected thereby if the modification would:

•	reduce the principal of or change the stated maturity of any such debt securities;

•	waive certain provisions regarding redemption in a manner adverse to the rights of any holder of such debt securities;

•	reduce the rate of or change the time for payment of interest on such debt securities;

•	waive a default in the payment of principal or interest on such debt securities;

•	change the currency in which any of such debt securities are payable;

•	waive a redemption payment with respect to such debt securities (other than as specified in the indenture); or

•	change the provisions of the indenture regarding waiver and amendment.

The Trustee

We will include information regarding the trustee in the prospectus supplement relating to any series of debt securities. If any event of default shall occur (and be continuing) under the indenture or any supplemental indenture, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will be under no obligation to exercise any of its powers at the request of any of the holders of the debt securities, unless the holders shall have offered the trustee reasonable indemnity against the costs, expenses and liabilities it might incur. The indenture, any supplemental indenture, and the provisions of the Trust Indenture Act incorporated by reference thereby, will contain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims or to realize on property received by it for claims as security or otherwise.

Description of Warrants

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. The summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue warrants to purchase common stock independently or together with other securities. The warrants may be attached to or separate from the other securities. We may issue warrants in one or more series. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will be our agent and will not assume any obligations to any holder or beneficial owner of the warrants.

The prospectus supplement and the warrant agreement relating to any series of warrants will include specific terms of the warrants. These terms include the following:

•	the title and aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the amount of common stock for which the warrant can be exercised and the price or the manner of determining the price or other consideration to purchase the common stock;

•	the date on which the right to exercise the warrant begins and the date on which the right expires;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security;

•	any provision dealing with the date on which the warrants and related securities will be separately transferable;

•	any mandatory or optional redemption provisions;

•	the identity of the warrant agent; and

•	any other terms of the warrants.

Unless otherwise specified in a prospectus supplement, the warrants will be represented by certificates. The warrants may be exchanged under the terms outlined in the warrant agreement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Unless the prospectus supplement states otherwise, until a warrant is exercised, a holder will not be entitled to any payments on or have any rights with respect to the common stock issuable upon exercise of the warrant.

Exercise of Warrants

To exercise the warrants, the holder must provide the warrant agent with the following:

•	payment of the exercise price;

•	any required information described on the warrant certificates;

•	the number of warrants to be exercised;

•	an executed and completed warrant certificate; and

•	any other items required by the warrant agreement.

If a warrant holder exercises only part of the warrants represented by a single certificate, the warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable.

The exercise price and the number of shares of common stock for which each warrant can be exercised will be adjusted upon the occurrence of events described in the warrant agreement, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock. Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1%. From time to time, we may reduce the exercise price as may be provided in the warrant agreement.

Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to acquire the kind and amount of shares of stock, other securities, property or cash receivable by a holder of the number of shares of common stock into which the warrants were exercisable immediately prior to the occurrence of the event.

Modification of the Warrant Agreement

The common stock warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•	to cure any ambiguity;

•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, we will use the net proceeds from the sale of securities sold by us for general corporate purposes, which may include the repayment of debt, acquisitions, capital expenditures and working capital. We may temporarily invest funds we receive from the sale of securities by us that we do not immediately need for these purposes.

PLAN OF DISTRIBUTION

Offering and Sale of Securities

We may sell the securities from time to time as follows:

•	through brokers or agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In some cases, we, or dealers acting with or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities we distribute may be sold in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

These sales may be effected in transactions:

•	on the New York Stock Exchange or any other national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options.

These transactions may include block transactions or crosses, which are transactions in which the same broker acts as an agent on both sides of the trade.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will set forth, as applicable, the number of shares being offered and the terms of the offering, including the name of any underwriter, broker, dealer or agent, the purchase price paid by any underwriter, any discounts, commissions, concessions and other items constituting compensation, the proposed price, to the public and any other required disclosure. Any agents acting on our or behalf will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement. Agents who participate in the distribution of securities pursuant to this prospectus may be deemed to be “underwriters” as that term is defined under Section 2(11) of the Securities Act. As a result, any profits of the sale of shares, of our securities and any discounts, commissions or concessions received by any such agents might be deemed to be underwriting discounts and commissions under the Securities Act.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we may pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus or covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, brokers, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

In connection with any underwritten offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states such shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Matters Relating to the Offering and Market-Making Resales

Except for our common stock, each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. Other than our common stock, we may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom we sell securities for public offering may also make a market in those securities. However, no underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of any securities offered by us will be required to be paid in immediately available funds in New York City.

In this prospectus, the terms “this offering” means the initial offering of the securities made in connection with their original issuance by us. This term does not refer to any subsequent resales of securities in market-making transactions.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the periods indicated below was as follows:

Years Ended December 31,
2005	2006	2007	2008	2009

3.04	5.95	9.53	8.99	2.83

Our ratios of earnings to fixed charges are calculated by dividing earnings by fixed charges for the period indicated, where:

•	“earnings” is defined as consolidated income or loss from continuing operations plus income taxes, minority interest and fixed charges, except capitalized interest; and

•	“fixed charges” is defined as consolidated interest on indebtedness, including capitalized interest, amortization of debt discount and issuance cost, and the estimated portion of rental expense deemed to be equivalent to interest.

Because we have no preferred stock issued and outstanding, dividends relating to preferred stock are not included in the calculation of fixed charges.

DIVIDEND POLICY

We have not declared or paid cash dividends during the past five years. Pursuant to the terms of the indenture under which our senior notes are issued, we may be restricted from declaring or paying dividends; however, we currently anticipate that, for the foreseeable future, any earnings will be retained for the growth and development of our business. The declaration of dividends is at the discretion of our Board of Directors. Our dividend policy will be reviewed by the Board of Directors at such time as may be appropriate in light of future operating conditions, dividend restrictions of subsidiaries and investors, financial requirements, general business conditions and other factors.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Strasburger & Price, L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of GulfMark Offshore, Inc. and subsidiaries as of December 31, 2009 and for each of the two years in the period ended December 31, 2009 appearing in GulfMark Offshore, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009, have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The expenses to be borne by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth below. All amounts are estimated except for the registration fee.

SEC Registration Fee	$15,720 (1)
NYSE Listing Fee	(2)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Blue Sky Fees and Expenses	(2)
Printing and Engraving Expenses	(2)
Transfer Agent Fees and Expenses	(2)
Miscellaneous	(2)
Total	(2)

(1)	Previously paid.

(2)	These fees are calculated based upon the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
General
     The Registrant’s certificate of incorporation and bylaws generally provide that it will indemnify its directors and officers to the full extent permitted by applicable law.
Indemnification and Insurance
     Delaware corporations may indemnify their directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation such as a derivative action) if the individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care applies to actions by or in the right of the corporation, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action, and Delaware law requires court approval before any indemnification where the person seeking indemnification has been found liable to the corporation.
     The Registrant’s certificate of incorporation and bylaws provide that the Registrant will indemnify and advance expenses to, and hold harmless, each of its directors and officers to the fullest extent permitted by applicable law, who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in its certificate of incorporation and bylaws, the Registrant will be required under its certificate of incorporation and bylaws to indemnify, or advance expenses to, an indemnitee in connection with a proceeding (or part thereof) commenced by such indemnitee only if the commencement of such proceeding (or part thereof) by the indemnitee was authorized by the Registrant’s Board of Directors.
     Also on February 24, 2010, the Registrant entered into indemnification agreements (collectively, the “Indemnification Agreements”) with each of its directors and certain officers (each, a “Contractual Indemnitee”). Pursuant to the indemnification agreements, the Registrant will be obligated to indemnify the applicable Contractual Indemnitee to the fullest extent permitted by applicable law in the event that such Contractual Indemnitee, by reason of such Contractual Indemnitee’s relationship with the Registrant, was, is or is threatened to be made a party to or participant in any threatened, pending or completed action or proceeding, other than an action or proceeding by or in the right of the Registrant, against all expenses, judgments, penalties, fines (including any excise taxes assessed on the Contractual Indemnitee with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such Contractual Indemnitee in connection with such action or proceeding, provided that such Contractual Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, provided that he or she also had no reasonable cause to believe his or her conduct was unlawful. The Registrant will also be obligated to indemnify such Contractual Indemnitee to the fullest extent permitted by applicable law in the event that such Contractual Indemnitee, by reason of such Contractual Indemnitee’s relationship with the Registrant, was, is or is threatened to be made a party to or participant in any threatened, pending or completed action or proceeding brought by or in the right of the Registrant to procure a judgment in its favor, against all expenses actually and reasonably incurred by such Contractual Indemnitee in connection with such action or proceeding, provided that such Contractual Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant. Notwithstanding the foregoing sentence, no indemnification against expenses incurred by such Contractual Indemnitee in connection with such an action or proceeding brought by or in the right of the Registrant will be made in respect of any claim, issue or matter as to which such Contractual Indemnitee is adjudged to be liable to the Registrant or if applicable law prohibits such indemnification being made; provided, however, that, in such event, if applicable law so permits, indemnification against such expenses will nevertheless be made by the Registrant if and to the extent that the court in which such action or proceeding has been brought or is pending determines that, despite the adjudication of liability but in view of all the circumstances of the case, the Contractual Indemnitee is fairly and reasonably entitled to indemnity for such expenses. The Indemnification Agreements also provide for the advancement of all reasonable expenses incurred by such Contractual Indemnitee in connection with any action or proceeding covered by the Indemnification Agreement. The Contractual Indemnitee will be required to repay any amounts so advanced if, and to the extent that, it is ultimately determined that he or she is not entitled to be indemnified by the Registrant against such expenses. The Contractual Indemnitee will further be required to return any such advance to the Registrant which remains unspent at the conclusion of the action or proceeding to which the advance related.
     In addition, the Indemnification Agreements provide that the Registrant will use all commercially reasonable efforts to obtain and maintain in effect during the entire period for which the Registrant is obligated to indemnify a Contractual Indemnitee under his or her Indemnification Agreement, one or more insurance policies providing the directors and officers of the Registrant coverage for losses from wrongful acts and omissions and to ensure the Registrant’s performance of its indemnification obligations under each Indemnification Agreement.
Item 16. Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement (Common Stock, Preferred Stock, and/or Warrants) (To be filed by amendment or subsequently incorporated by reference).

1.2	Underwriting Agreement (Debt Securities) (To be filed by amendment or subsequently incorporated by reference).

4.1	Certificate of Incorporation of GulfMark Offshore, Inc., as amended (Incorporated by reference to Exhibit 3.1 of our Form 8‑K filed February 24, 2010).

4.2	Bylaws of GulfMark Offshore, Inc., as amended (Incorporated by reference to Exhibit 3.2 of our Form 8-K filed February 24, 2010).

4.3	Form of U.S. Citizen Stock Certificates (Incorporated by reference to Exhibit 4.2 of our Form 8-K filed February 24, 2010).

4.4	Form of Non-U.S. Citizen Stock Certificates (Incorporated by reference to Exhibit 4.3 of our Form 8-K filed February 24, 2010).

4.5	Indenture, dated as of July 21, 2004, among GulfMark Offshore, Inc., as Issuer, and U.S. Bank National Association, as Trustee, including a form of the Company’s 7.75% Senior Notes due 2014 (Incorporated by reference to Exhibit 4.4 to our quarterly report on Form 10-Q for the quarter ended September 30, 2004, SEC Accession No. 0001030749-04-000053).

Exhibit No.	Description

4.6	First Supplemental Indenture, dated as of February 24, 2010, between GulfMark Offshore, Inc. (f/k/a New GulfMark Offshore, Inc.) and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 10.1 of our Form 8-K filed February 24, 2010).

4.7	Form of Debt Securities Indenture (To be filed by amendment or subsequently incorporated by reference).

4.8	Form of Note for Debt Securities (To be filed by amendment or subsequently incorporated by reference).

4.9	Form of Certificate of Designations for Preferred Stock (To be filed by amendment or subsequently incorporated by reference).

4.10	Form of Preferred Stock Certificate (To be filed by amendment or subsequently incorporated by reference).

4.11	Form of Warrant Agreement (To be filed by amendment or subsequently incorporated by reference).

4.12	Form of Warrant Certificate (To be filed by amendment or subsequently incorporated by reference).

5.1	Opinion of Strasburger & Price, LLP (Incorporated by reference to Exhibit 5.1 of our Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-153459 filed February 24, 2010).

*12.1	Computation of ratio of earnings to fixed charges.

*23.1	Consent of UHY LLP.

23.2	Consent of Strasburger & Price, LLP (Contained in its opinion filed as Exhibit 5.1 hereto).

24.1	Powers of Attorney (Incorporated by reference to the signature pages of our Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-153459 filed February 24, 2010).

25.1	Statement of Eligibility of Trustee on Form T-1 with respect to Debt Securities Indenture (To be filed).

*	Filed herewith
Item 17. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, GulfMark Offshore, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3, Registration No. 333-153459 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 2, 2010.

GULFMARK OFFSHORE, INC.
/s/ QUINTIN V. KNEEN
Quintin V. Kneen
Executive Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3, Registration No. 333-153459, has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Quintin V. Kneen, as agent	Chief Executive Officer, President and Director	March 2, 2010
Bruce A. Streeter	(Principal Executive Officer)

/s/ Quintin V. Kneen	Executive Vice President, Chief Financial
Quintin V. Kneen	Officer and Secretary	March 2, 2010
(Principal Financial Officer)

/s/ Samuel L. Rubio	Vice President — Controller and Chief
Samuel L. Rubio	Accounting Officer	March 2, 2010
(Principal Accounting Officer)

/s/ Quintin V. Kneen, as agent	Director	March 2, 2010
Peter I. Bijur

/s/ Quintin V. Kneen, as agent	Director	March 2, 2010
David J. Butters

/s/ Quintin V. Kneen, as agent	Director	March 2, 2010
Brian R. Ford

/s/ Quintin V. Kneen, as agent	Director	March 2, 2010
Louis S. Gimbel, 3rd

/s/ Quintin V. Kneen, as agent	Director	March 2, 2010
Sheldon S. Gordon

/s/ Quintin V. Kneen, as agent	Director	March 2, 2010
Robert B. Millard

/s/ Quintin V. Kneen, as agent	Director	March 2, 2010
Robert T. O’Connell

/s/ Quintin V. Kneen, as agent	Director	March 2, 2010
Larry T. Rigdon

/s/ Quintin V. Kneen, as agent Rex C. Ross	Director	March 2, 2010

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement (Common Stock, Preferred Stock, and/or Warrants) (To be filed by amendment or subsequently incorporated by reference).

1.2	Underwriting Agreement (Debt Securities) (To be filed by amendment or subsequently incorporated by reference).

4.1	Certificate of Incorporation of GulfMark Offshore, Inc., as amended (Incorporated by reference to Exhibit 3.1 of our Form 8‑K filed February 24, 2010).

4.2	Bylaws of GulfMark Offshore, Inc., as amended (Incorporated by reference to Exhibit 3.2 of our Form 8-K filed February 24, 2010).

4.3	Form of U.S. Citizen Stock Certificates (Incorporated by reference to Exhibit 4.2 of our Form 8-K filed February 24, 2010).

4.4	Form of Non-U.S. Citizen Stock Certificates (Incorporated by reference to Exhibit 4.3 of our Form 8-K filed February 24, 2010).

4.5	Indenture, dated as of July 21, 2004, among GulfMark Offshore, Inc., as Issuer, and U.S. Bank National Association, as Trustee, including a form of the Company’s 7.75% Senior Notes due 2014 (Incorporated by reference to Exhibit 4.4 to our quarterly report on Form 10-Q for the quarter ended September 30, 2004, SEC Accession No. 0001030749-04-000053).

4.6	First Supplemental Indenture, dated as of February 24, 2010, between GulfMark Offshore, Inc. (f/k/a New GulfMark Offshore, Inc.) and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 10.1 of our Form 8-K filed February 24, 2010).

4.7	Form of Debt Securities Indenture (To be filed by amendment or subsequently incorporated by reference).

4.8	Form of Note for Debt Securities (To be filed by amendment or subsequently incorporated by reference).

4.9	Form of Certificate of Designations for Preferred Stock (To be filed by amendment or subsequently incorporated by reference).

4.10	Form of Preferred Stock Certificate (To be filed by amendment or subsequently incorporated by reference).

4.11	Form of Warrant Agreement (To be filed by amendment or subsequently incorporated by reference).

4.12	Form of Warrant Certificate (To be filed by amendment or subsequently incorporated by reference).

5.1	Opinion of Strasburger & Price, LLP (Incorporated by reference to Exhibit 5.1 of our Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-153459 filed February 24, 2010).

*12.1	Computation of ratio of earnings to fixed charges.

*23.1	Consent of UHY LLP.

23.2	Consent of Strasburger & Price, LLP (Contained in its opinion filed as Exhibit 5.1 hereto).

24.1	Powers of Attorney (Incorporated by reference to the signature pages of our Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-153459 filed February 24, 2010).

25.1	Statement of Eligibility of Trustee on Form T-1 with respect to Debt Securities Indenture (To be filed).

*	Filed herewith